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                               PRICING SUPPLEMENT


Pricing Supplement No. 8                           Filing Under Rule 424 (b)(3)
Dated:   September 30, 1997                     Registration File No.  33-63175

(To Prospectus dated October 6, 1995 and
Prospectus Supplement dated October 17, 1995)

CUSIP No.         44615QAU1

                               $750,000,000

                    HUNTINGTON BANCSHARES INCORPORATED

                       MEDIUM TERM NOTES, SERIES B

Principal Amount:                                      $15,000,000
Interest Rate:
     (if fixed rate):                                        5.87%
Stated Maturity:                                   October 2, 1998
Minimum denominations:                                    $100,000
Issue Price (as a percentage
     of principal amount):                                    100%
Selling Agent's commission (%):                                N/A
Purchasing Agent's discount
     or commission (%):                                        N/A
Net proceeds to the Company:                           $15,000,000
Settlement date (original issue date):             October 2, 1997
Redemption Commencement Date (if any):                         N/A
Initial Redemption Percentage (if any):                        N/A
Annual Redemption Percentage
     Reduction (if any):                                       N/A
Repayment Date (if any):                                       N/A
Initial Repayment Percentage (if any):                         N/A
Annual Repayment Percentage
     Reduction (if any):                                       N/A
Floating Rate Notes:                                           N/A
     Interest Rate Basis:                                      N/A
     Index Maturity:                                           N/A
     Spread:                                                   N/A
     Spread Multiplier:                                        N/A
     Maximum Rate:                                             N/A
     Minimum Rate:                                             N/A
     Initial Interest Rate:                                    N/A
     Interest Reset Date(s):                                   N/A
     Interest Reset Period:                                    N/A
     Interest Determination Date(s):                           N/A
     Calculation Date(s):                                      N/A
Interest Payment Date(s):                          October 2, 1998
Interest Payment Period(s):                               Annually
Regular Record Date(s):                                        A/S


Additional terms: Interest is payable at maturity and will be computed on the basis of the actual number of days in the year divided by 360.


     As of the date of this Pricing Supplement, the aggregate initial public offering price of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $290,000,000.


     "N/A" as used herein means "Not Applicable". "A/S" as used herein means "as stated in the Prospectus Supplement referred to above".


                               Goldman Sachs & Co.